Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Summary of Principal Terms”, “Legal and Accounting Matters”, and “Independent Registered Public Accounting Firm and Legal Counsel” and to the use of our report dated June 1, 2011, in the Registration Statement (Form N-2) and the related Confidential Private Placement Memorandum and Statement of Additional Information of FEG Equity Access Fund LLC dated April 1, 2012.

/s/ Ernst & Young LLP

Cincinnati, Ohio
April 1, 2012